Exhibit 10.2

RESTRICTED STOCK AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

CALGON CARBON CORPORATION, a Delaware corporation (the “Company”), and [•], a non-employee director of the Company (the “Grantee”), for good and valuable consideration the receipt and adequacy of which are hereby acknowledged and intending to be legally bound hereby, agree as follows:

1.             Restricted Stock Award.  The Company hereby confirms the award to the Grantee of [•] ([•]) shares of Common Stock, par value $0.01 per share, of the Company (the “Restricted Stock”), under and subject to the terms and conditions of this Agreement and the Company’s 2008 Equity Incentive Plan, as amended (the “Plan”).  The Plan is incorporated by reference and made a part of this Agreement as though set forth in full herein.  Terms which are capitalized but not defined in this Agreement have the same meaning as in the Plan unless the context otherwise requires.  This Restricted Stock award shall be effective as of [•] (the “Effective Date”), provided that this Agreement is executed by the Grantee and delivered to the Company.  As of the Effective Date, the Grantee shall be a shareholder of the Company with respect to the Restricted Stock and shall have all the rights of a shareholder with respect to the Restricted Stock, including the right to vote the Restricted Stock, subject to the restrictions of the Plan and this Agreement.  With respect to dividends and other distributions on the Restricted Stock, (i) all cash dividends and distributions shall be withheld by the Company and shall be paid to Grantee upon the vesting of the Restricted Stock to which it relates or, if such Restricted Stock is forfeited to the Company, such cash dividends and distributions shall likewise be forfeited, and (ii) all dividends and distributions paid in Common Stock or other securities or property will be held in escrow subject to the same restrictions as the Restricted Stock.

2.             Acceptance of Restricted Stock Award.  The Grantee accepts the award of the Restricted Stock confirmed hereby, subject to the restrictions of the Plan and this Agreement.

3.             Restrictions.

A.            If the Grantee’s service as a director of the Company terminates prior to the dates set forth in the table below in this Section 3(A) due to (i) the voluntary resignation of the Grantee as a director of the Company without the consent of the Board of Directors of the Company (the “Board”) or (ii) the removal of the Grantee as a director of the Company with cause (each a “Forfeiture Event”), and this restriction has not previously lapsed by virtue of Section 3(C) hereof, the shares of the Restricted Stock which have not been previously forfeited to the Company shall, upon such termination as a director of the Company and without any further action, be forfeited to the Company by the Grantee and cease to be issued and outstanding shares of the Common Stock of the Company.

Date of Termination of Service	Number of Shares of Restricted Stock Forfeited

Until [•]	100% of shares

From [•] to [•], inclusive	66.67% of shares

From [•] to [•], inclusive	33.33% of shares

On and after [•]	all shares are vested

If (i) the Grantee remains as a director of the Company on the respective dates on which the shares of the Restricted Stock are no longer subject to forfeiture under the preceding table, and (ii) the shares of the Restricted Stock have not been previously forfeited to the Company, the service restriction imposed hereby on the respective shares of the Restricted Stock shall lapse and a certificate representing such shares shall be issued or transferred by the Company to the Grantee, provided, that Section 3(B) hereof shall continue to apply to such shares.

If the Grantee terminates service as a director of the Company due to any reason other than a Forfeiture Event (including but not limited to due to the death or disability of the Grantee), upon such termination the service restriction on the shares of the Restricted Stock which have not been previously forfeited to the Company shall lapse and a certificate representing such shares shall be issued or transferred by the Company to the Grantee, provided, that Section 3(B) hereof shall continue to apply to such shares.

B.            The award under this Agreement is subject to the cancellation, suspension and clawback provisions contained in Section 2.4 of the Plan.

C.            If (i) a Section 11 Event occurs, (ii) the restriction on the shares of the Restricted Stock has not previously lapsed and (iii) such shares of the Restricted Stock have not been previously forfeited to the Company, any restriction (including the restrictions set forth in Section 3(B) imposed by this Agreement) on such shares of the Restricted Stock remaining subject to such restrictions shall lapse upon the occurrence of such Section 11 Event, and a certificate representing such shares shall be issued or transferred by the Company to the Grantee.

D.            Except for transfers to a trust that is revocable by the Grantee alone as permitted by Section 6.3 of the Plan and subject to the conditions set forth therein, the Grantee shall not sell, exchange, assign, alienate, pledge, hypothecate, encumber, charge, give, transfer or otherwise dispose of, either voluntarily or by operation of law, any shares of the Restricted Stock, or any rights or interests appertaining thereto, prior to the lapse of the service restriction imposed hereby and the issuance or transfer to the Grantee of certificates with respect to such shares as provided herein, except that the shares of the Restricted Stock may be transferred by the Grantee by Will or, if the Grantee dies intestate, by the laws of descent and distribution of the state of domicile of the Grantee at the time of death.  Subsequent to the lapse of the service restriction imposed hereby, Grantee agrees that the Restricted Stock cannot be offered, sold, pledged or otherwise disposed of, and the Grantee will not offer, sell, pledge or otherwise dispose of the Restricted Stock, except pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”) and qualification under applicable state and foreign securities laws, or (ii) in accordance with Rule 144 under the 1933 Act.

E.            As of the Effective Date, certificates representing the shares of the Restricted Stock shall be issued in the name of the Grantee and held by the Company or the shares of the Restricted Stock shall be issued in book-entry form, in escrow until the earlier of the forfeiture of the shares of the Restricted Stock to the Company or the lapse of the service restriction set forth herein with respect to such shares.  The Grantee shall execute and deliver to the Company a blank stock power in form acceptable to the Company with respect to each of the certificates representing the shares of the Restricted Stock.

4.             Section 83(b) Election.  The Grantee acknowledges that an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, may be available to the Grantee for Federal income tax purposes and that such election, if desired, must be made within thirty (30) days of the Effective Date.  The Grantee acknowledges that whether to make such election is the responsibility of the Grantee, not the Company, and that the Grantee should consult the Grantee’s tax advisor with respect to the election and all other tax aspects associated with this Agreement.  The Grantee may make the election as to any or all of the Restricted Stock.

5.             Interpretation of Plan and Agreement.  This Agreement is the restricted stock agreement referred to in Section 2.5 of the Plan.  If there is any conflict between the Plan and this Agreement, the provisions of the Plan shall control.  Any dispute or disagreement which shall arise under or in any way relate to the interpretation or construction of the Plan or this Agreement shall be resolved by the Committee and the decision of the Committee shall be final, binding and conclusive for all purposes.  The Grantee and the Company irrevocably submit to the exclusive and sole jurisdiction and venue of the state courts of Allegheny County, Pennsylvania and the federal courts of the Western District of Pennsylvania with respect to any and all disputes arising out of or relating to the Plan, this Agreement, and/or the Restricted Stock, and agree that (a) sole and exclusive appropriate venue for any such action shall be such Pennsylvania courts, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Pennsylvania courts, and no other, (c) such Pennsylvania courts shall have sole and exclusive jurisdiction over the Grantee and the Company and over the subject matter of any dispute relating hereto and (d) the Grantee and the Company waive any and all objections and defenses to bringing any such action before such Pennsylvania courts, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

6.             Effect of Agreement on Rights of Company and Grantee.  This Agreement does not confer any right on the Grantee to continue as a director of the Company or interfere in any way with the rights of the shareholders of the Company or the Board to elect and remove directors.

7.             Binding Effect.  This Agreement shall be binding upon the successors and assigns of the Company and upon the legal representatives, heirs and legatees of the Grantee.

8.             Entire Agreement.  This Agreement constitutes the entire agreement between the Company and the Grantee and supersedes all prior agreements and understandings,

oral or written, between the Company and the Grantee with respect to the subject matter of this Agreement.

9.             Amendment.  This Agreement may be amended only by a written instrument signed by the Company and the Grantee.

10.          Section Headings.  The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any of the provisions of this Agreement.

11.          Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of this [•] day of [•].

CALGON CARBON CORPORATION

By:

GRANTEE: